Exhibit 10.1

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of January 28, 2025 (the “Effective Date”), by and between INNO HOLDINGS INC., a Texas corporation (the “Company”), and the investors listed on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investors, from time to time as provided herein, and the Investors shall purchase from the Company, up to Fifteen Million Dollars ($15,000,000) (the “Commitment Amount”) of the Company’s shares of common stock, no par value per share (the “Common Stock”);

WHEREAS, the Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “INHD;” and

WHEREAS, the offer and sale of the Common Stock issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

“Advance Date” means the first (1st) Trading Day on The Nasdaq Stock Market LLC (“Nasdaq”) immediately following the delivery of an Advance Notice by the Company to the Investor, and prior to the market open on such Trading Day.

“Advance Notice” means a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” means each date the Company delivers (in accordance with Section 2.1(b) of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Advance Stock” means the number of shares of Common Stock that the Company desires to issue and sell to the Investor as requested by the Company in an Advance Notice.

“Advances” means any issuance and sale from the Company to the Investor pursuant to Article II hereof.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor or any of its Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines, and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping, and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Board” means the Board of Directors of the Company.

“Closing” shall have the meaning set forth in Section 2.2.

“Commitment Amount” shall have the meaning set forth in the Recitals.

“Commitment Period” means the period commencing on the Effective Date and continuing until the date that is three (3) years from the Effective Date unless terminated earlier in accordance with Section 7.1.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Condition Satisfaction Date” shall have the meaning set forth in Section 6.1.

“Effective Date” shall have the meaning set forth in the Preamble.

“Environmental Laws” shall have the meaning set forth in Section 3.9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Transaction” shall have the meaning set forth in Section 5.5(d).

“Hazardous Materials” shall have the meaning set forth in Section 3.9.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Allocation” shall have the meaning set forth in Section 2.1.

“Material Adverse Effect” means any event, occurrence, or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity, or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and itself, to constitute a Material Adverse Effect.

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“Minimum Price” means $3.75.

“Nasdaq” shall have the meaning set forth in the definition of “Advance Date.”

“OFAC” shall have the meaning set forth in Section 3.16.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” means The Nasdaq Capital Market, provided, however, that in the event the Common Stock is ever listed or traded on the NYSE, the NYSE American, The Nasdaq Global Market, or The Nasdaq Global Select Market, then the “Principal Market” shall mean such other market or exchange on which the Common Stock is then listed or traded.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Restricted Person” shall have the meaning set forth in Section 5.3.

“Sanctioned Countries” shall have the meaning set forth in Section 3.16.

“Sanctions” shall have the meaning set forth in Section 3.16.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 3.5.

“Securities Act” shall have the meaning set forth in the Recitals.

“Settlement Document” shall have the meaning set forth in Section 2.2(a).

“Shares” means the shares of Common Stock issuable pursuant to an Advance.

“Standstill Period” shall mean, in the case of the Investor, the period commencing on the Effective Date and ending on the earliest of (i) the three (3) year anniversary of the Effective Date and (ii) the effective date of a change of control event in the Company.

“Subsidiaries” means, with respect to the Company, any corporation, partnership, limited liability company, or other entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of the outstanding equity interests or has the power to direct the management and policies of such entity, whether through ownership of voting securities, by contract, or otherwise.

“Trading Day” means any day during which the Principal Market shall be open for business.

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ARTICLE II

ADVANCES

2.1 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investors, his, her, or its respective portion of the Shares in accordance with their allocated commitment, as set forth in Schedule 2.1 attached hereto (“Investor Allocation”), at a purchase price equal to forty percent (40%) of the Minimum Price (the “Purchase Price”); provided that the Company, at its sole discretion, may adjust the Purchase Price to an amount equal to between $0.75 and $1.50. In no event shall the Purchase Price equal less than $0.75, which equals twenty percent (20%) of the Minimum Price. Each Investor’s obligation to purchase Shares shall be limited to their respective portion of the Commitment Amount, as specified in Schedule 2.1, and the Investor shall purchase from the Company, Shares by the delivery to the Investor of Advance Notices as provided herein.

(a) Advance Notice. The Company shall, in its sole discretion, select the amount of the Advance it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice; provided, however, that each Advance shall be allocated among the Investors in proportion to their respective Investor Allocation; provided, further, that each Advance shall be for at least One Million Dollars ($1,000,000). The Investor shall acknowledge receipt of the Advance Notice within one (1) business day of delivery.

(i) The Company shall, in its sole discretion, select the amount of the Advance it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice; provided, however, that each Advance shall be allocated among the Investors in proportion to their respective Investor Allocation.

(ii) Each Investor’s obligation to purchase Shares shall be limited to their respective portion of the Commitment Amount, as specified in the Investor Allocation. The Company shall have the sole discretion to request funds from any Investor, in any order or proportion, at any time during the Commitment Period, provided that no Investor shall be required to fund more than their allocated portion unless otherwise agreed in writing. In the event an Investor does not fulfill their funding obligations within the required time frame, the Company may, at its option, request the outstanding amount from any other Investor, provided that if the Company is unable to secure sufficient funds from the other Investors, the defaulting Investor shall be required to find a suitable replacement Investor to fulfill the funding obligation within 30 days, which replacement to be reasonably acceptable to the Company.

(iii) There shall be no mandatory Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b) Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto. An Advance Notice shall be deemed delivered on (i) the day it is sent by the Company if such notice is sent by email on or before 9:00 a.m. Eastern Time or (ii) the immediately succeeding day if it is sent by email after 9:00 a.m. Eastern Time, in each case in accordance with the instructions set forth on the bottom of Exhibit B.

(c) Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, in no event shall an Advance to any Investor exceed the greater of 9.99% of the outstanding shares of Common Stock held by such Investor unless otherwise agreed in writing by the parties hereto. In connection with each Advance Notice, any portion of an Advance that would exceed this limitation for any Investor shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion for that Investor; provided that in the event of any such automatic withdrawal and modification, the Investor will promptly notify the Company of such event.

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(d) Issuance of Shares. The Investor acknowledges that the Shares will be issued as “restricted securities” and will bear appropriate restrictive legends in accordance with the Securities Act.

(e) Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice, the parties hereto shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement.

2.2 Closings. The closing of each Advance and each sale and purchase of Advance Stock (each, a “Closing,” and the first Closing to occur on or after the date of this Agreement, the “First Closing”) shall take place on the Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a) On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B attached hereto (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.1), the Purchase Price, and the aggregate proceeds to be paid by the Investor to the Company, in each case in accordance with the terms and conditions of this Agreement.

(b) Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one (1) Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at The Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Immediately upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) by wire transfer of immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

(c) On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments, and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein or as reasonably requested.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in disclosure schedules, if any, which such disclosure schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein solely to the extent of the disclosure contained in the corresponding section of the disclosure schedules or in another Section of the disclosure schedules, only to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the Effective Date, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

3.1 Organization and Qualification. The Company is an entity duly organized and validly existing under the laws of the State of Texas, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

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3.2 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and any other transaction documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other transaction documents, and the consummation by the Company of the transactions contemplated hereby and thereby have been or (with respect to consummation) will be duly authorized and approved by the Board and its shareholders, and no further consent or authorization will be required by the Company, the Board, or its shareholders. This Agreement and the other transaction documents to which it is a party have been duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

3.3 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the Board or a duly authorized committee thereof, or a duly authorized executive committee, or its shareholders, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal, or other similar rights.

3.4 No Conflict. The execution, delivery, and performance of the transaction documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

3.5 SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the one (1) year preceding the Effective Date (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within one year preceding the Effective Date or amended after the Effective Date, or filed after the Effective Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any Registration Statements filed hereunder), being hereinafter referred to as the “SEC Documents”).

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3.6 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows, and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements, and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved.

3.7 Equity Capitalization. As of the Effective Date, the authorized capital of the Company consists of 100,000,000 shares of Common Stock. As of the Effective Date, the Company had 4,410,482 shares of Common Stock outstanding. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Principal Market under the trading symbol “INHD.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market. Except as disclosed in the SEC Documents prior to the Effective Date, to the Company’s knowledge, it (i) is in compliance with all applicable listing requirements of the Principal Market and (ii) has not received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing.

3.8 Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company has not received written notice of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no material claim, action, or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret, or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

3.9 Environmental Laws. The Company (i) has not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) has received all permits, licenses, or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) has not received written notice alleging any failure to comply with all terms and conditions of any such permit, license, or approval where, in each of the foregoing clauses (i), (ii), and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface, or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices, or notice letters, orders, permits, plans, or regulations issued, entered, promulgated, or approved thereunder.

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3.10 Title. Except as would not cause a Material Adverse Effect, the Company has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim, or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

3.11 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations, and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to own their respective businesses, and the Company not has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permits.

3.12 Absence of Litigation. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling, or finding would have a Material Adverse Effect.

3.13 Tax Status. Except as would not have a Material Adverse Effect, the Company (i) has timely made or filed all foreign, federal, and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. Except as would not have a Material Adverse Effect, the Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

3.14 Certain Transactions. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial or investment advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company acknowledged and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks, and conditions of the transactions contemplated by this Agreement.

3.15 Finder’s Fees. The Company has not incurred any liability for any finder’s fees, brokerage commissions, or similar payments in connection with the transactions herein contemplated.

3.16 Sanctions Matters. Neither the Company, nor any director, officer of the Company nor, to the knowledge of the Company, any employee, agent, Affiliate, or representative of the Company or any director or officer of any of its subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region of the Ukraine, Russia, Cuba, Iran, North Korea, Sudan, and Syria (the “Sanctioned Countries”)). The Company will not, directly or, to its knowledge, indirectly, use the proceeds from the sale of Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (B) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this agreement, whether as underwriter, advisor, investor, or otherwise). For the past one (1) year, the Company has not engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that, as of the date hereof, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

4.1 Organization; Ownership. The Investor, if an entity, is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation and has all requisite power and authority to own, operate, and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

4.2 Authorization; Sufficient Funds; No Conflicts.

(a) The Investor has full power and authority to execute and deliver this Agreement and the other transaction documents to which it is a party and to consummate the transactions to which it is a party. The execution, delivery, and performance by the Investor of this Agreement, and the other transaction documents to which it is a party, and the consummation of the transactions to which it is a party have been duly authorized by all necessary action on behalf of the Investor. No other proceedings on the part of the Investor are necessary to authorize the execution, delivery, and performance by the Investor of this Agreement and the other transaction documents to which it is a party and the consummation of the transactions to which it is a party. This Agreement and the other transaction documents to which it is a party has been duly and validly executed and delivered by the Investor. This Agreement and the other Transaction Documents to which the Investor is a party is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(b) As of the Effective Date, the Investor has or has access to and, as of the Advance Date, the Investor will have cash in immediately available funds sufficient to pay the portion of his, her, or its Commitment Amount as set forth in the Investor Allocation.

(c) The execution, delivery, and performance of this Agreement and the other Transaction Documents to which the Investor is a party by the Investor, the consummation by the Investor of the transactions to which it is a party and the compliance by the Investor with any of the provisions hereof and thereof will not conflict with, violate, or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the Investor’s organizational documents, if an entity, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement, or other agreement binding upon the Investor, or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule, or regulation applicable to the Investor or any of its Affiliates, other than in the cases of clauses (ii) and (iii) as would not reasonably be expected to materially and adversely affect or delay the consummation of the transactions to which it is a party by the Investor.

4.3 Consents and Approvals. No consent, approval, order, or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Investor in connection with the execution, delivery, and performance by the Investor of this Agreement and the other transaction documents to which it is a party and the consummation by the Investor of the transactions to which it is a party, except any consent, approval, order, authorization, registration, declaration, filing, exemption, or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions to which it is a party by the Investor.

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4.4 Securities Act Representations.

(a) Certain Representations.

(i) The Investor is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor is acquiring the Shares for his, her, or its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares in violation of the Securities Act. The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her, or its investment in such Shares and is capable of bearing the economic risks of such investment. The Investor has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. The Investor represents that he, she, or it is not an Affiliate of the Company within the meaning of Rule 144 under the Securities Act, except as disclosed in the SEC Documents.

(ii) Neither the Investor nor any of his, her, or its Affiliates is acting in concert, and neither the Investor nor any of his, her, or its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Investor, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than in connection with the transactions contemplated in the transaction documents or with respect to any bona fide loan from one or more financial institutions.

(iii) The Investor understands that, until such time as the Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Shares, such Shares shall bear the legend required by such state authority.

(b) Brokers and Finders. The Investor has not retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement and the other transaction documents to which it is party whose fees the Company would be required to pay.

(c) Ownership of Shares. Except as expressly set forth on a previously filed Schedule 13G or Schedule 13D filed on the Electronic Data Gathering, Analysis, and Retrieval system with the SEC, neither the Investor nor any of his, her, or its Affiliates beneficially owns any additional shares of Common Stock (without giving effect to the issuance of the Shares hereunder).

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(d) Regulatory Matters. As of the date of this Agreement, there are no actions, suits, investigations, audits, or other similar proceedings pending or, to the knowledge of the Investor, threatened in writing against the Investor or any of its Affiliates or control persons, which would, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of the Investor to execute or perform his, her, or its material obligations under this Agreement, including consummation of the transactions contemplated hereby, and none of the Investor or any of their Affiliates or control persons has received written notification or, to the knowledge of the Investor, oral notice or communication from any Governmental Authority that such Governmental Authority would oppose the transactions contemplated hereby or refuse to grant or issue his, her, or its consent or approval, if required, with respect to the transactions contemplated hereby. The Investor is not, and is not owned or controlled by, a person or entity that is (i) the subject of any sanctions administered or enforced by OFAC or any other relevant governmental authority, or (ii) located, organized, or resident in a country or territory that is the subject of comprehensive sanctions.

4.5 Conflict of Interest. The Investor represents that neither it nor its Affiliates hold any interest that would reasonably be expected to create a conflict of interest with the Company.

4.6 No Additional Representations.

(a) The Investor acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, and specifically, and without limiting the generality of the foregoing, that, except as expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (i) any matters relating to the Company, its business, financial condition, results of operations, prospects, or otherwise, (ii) any projections, estimates, or budgets delivered or made available to the Investor (or any of its Affiliates, officers, directors, employees, or other representatives) of future revenues, results of operations (or any component thereof), cash flows, or financial condition (or any component thereof) of the Company and its Subsidiaries, or (iii) the future business and operations of the Company and its Subsidiaries, and the Investor has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement.

(b) The Investor has conducted his, her, or its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and acknowledges the Investor has been provided with sufficient access for such purposes. The Investor acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Investor as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations, or any other materials or information provided or addressed to the Investor or any of his, her, or its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Article III of this Agreement and in any certificate delivered by the Company pursuant to this Agreement. In addition, the Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, or warranty made by any representative of the Company.

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ARTICLE V

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

5.1 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws, including federal and state securities laws, and shall ensure compliance with all applicable Listing Rules of Nasdaq.

5.2 Market Activities. Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors, or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock, (ii) engage in any activity that could reasonably be expected to result in a violation of Listing Rules of Nasdaq or anti-manipulation regulations of the SEC, including Regulation M, or (iii) knowingly pay any third party compensation for soliciting purchases of the Shares that would require disclosure under Nasdaq Listing Rule 5250(b)(3), except as required by Applicable Law or regulation.

5.3 Selling Restrictions. The Investor covenants that during the Commitment Period, neither of the Restricted Persons shall, directly or indirectly, including the Investor, its officers, directors, affiliates, and any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall, directly or indirectly: (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock, (ii) enter into any agreement or arrangement that has the effect of establishing a net short position with respect to the Common Stock, or (iii) otherwise engage in any market transactions that could reasonably be expected to manipulate or depress the market price of the Common Stock, with respect to each of clauses (i), (ii), and (iii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall be construed to prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares owned and fully paid for, or (2) selling a number of Common Stock equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice and has not yet received from the Company or its transfer agent pursuant to this Agreement, provided that such sales comply with applicable securities laws and Listing Rules of Nasdaq. The Investor shall provide the Company with such documentation as the Company may reasonably request to verify compliance with this Section 5.3.

5.4 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person; provided, however, that the Company may assign this Agreement, or any of its rights or obligations hereunder, to any of its Affiliates, successors, or in connection with a merger, consolidation, sale of all or substantially all of its assets, or other similar corporate transaction without the prior written consent of the Investors; provided, further, that any Investor may assign its rights or obligations under this Agreement to any other Person, subject to the prior written consent of the Company, provided that such Person executes and delivers a joinder agreement substantially in the form attached hereto as Exhibit C (“Joinder Agreement”) agreeing to be bound by the terms and conditions of this Agreement.

5.5 Standstill. The Investor agrees that during the Standstill Period, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company:

(a) make, engage in, or in any way participate in any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)), or consents to vote with respect to any consent of holders of Common Stock, or seek to advise, encourage, or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve any proposals submitted to a vote of the shareholders of the Company that have not been authorized and approved, or recommended for approval, by the Board, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any shareholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

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(b) form, join, encourage, influence, advise, or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not its Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek, or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(c) acquire, offer, or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender, or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate, or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Investor (together with its Affiliates), owning more than 19.99% of the Company’s Common Stock.

(d) offer or propose to effect, or intentionally assist or facilitate any other person to offer or propose to effect any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale, or acquisition of all or substantially all assets, liquidation, dissolution, or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”); provided, however, that this clause shall not preclude the vote by the Investor or any of its Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board;

(e) (i) call or seek to call any meeting of shareholders of the Company, including by written consent, (ii) seek representation on the Board, except as expressly set forth herein, (iii) seek the removal of any member of the Board, (iv) solicit consents from shareholders or otherwise act or seek to act by written consent with respect to the Company, (v) conduct a referendum of shareholders of the Company, or (vi) make a request for any stockholder list, whether pursuant to Section 21.218 of the Texas Business Organizations Code or otherwise;

(f) take any action in support of or make any proposal or request that constitutes (i) controlling or changing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, or (ii) any other material change in the Company’s management, business, or corporate structure;

(g) make or issue, or cause to be made or issued, any public disclosure, announcement, or statement regarding any intent, purpose, plan, or proposal with respect to the Board, the Company, its management, policies, or affairs, any of its securities or assets or this Agreement that is inconsistent with the foregoing; or

(h) publicly announce an intention to do, or to enter into any discussions, negotiations, agreements, or understandings with any third-party with respect to, any of the foregoing, or advise, assist, knowingly encourage, or seek to persuade any third-party to take any action or make any statement with respect to any of the foregoing.

The restrictions set forth in this Section 5.5 shall survive any termination of this Agreement.

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5.6 Hardship. In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2, the Investor agrees that in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any and all losses, claims, damages, liabilities, costs, and expenses (including, without limitation, attorneys’ fees and disbursements, court costs, and any consequential damages), whether direct or indirect, foreseeable or unforeseeable, as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

5.7 Registration and Listing. During the Commitment Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Shares purchased by the Investor hereunder on the Principal Market and to comply with the Company’s reporting, filing, and other obligations under the rules and regulations of the Principal Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain, the Company shall promptly, and in any case within twenty-four (24) hours, notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another stock market in the United States. The Investor shall not take any action, directly or indirectly, that could reasonably be expected to jeopardize the Company’s compliance with its registration and listing obligations.

5.8 Private Placement Compliance. The Company shall ensure that any issuance of the Shares is conducted in compliance with applicable securities laws. The Company shall provide the Investor with documentation as reasonably requested to confirm compliance with Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, or any other applicable exemptions from registration, in connection with the transfer of any Shares issued pursuant to this Agreement to any third party, including, without limitation, legal opinions. The Investor agrees to provide any necessary information, representations, and certifications as reasonably requested by the Company to facilitate compliance with applicable exemptions from registration under federal and state securities laws. The Investor further agrees to cooperate with the Company in any required regulatory filings or due diligence processes related to such compliance.

ARTICLE VI

CONDITIONS AND CERTIFICATIONS RELATED TO ADVANCE NOTICES

6.1 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects except for such representations and warranties that expressly speak as of an earlier date, which shall remain true and correct as of such earlier date.

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(b) Shareholder Approval. Shareholder Approval must have been obtained and the corporate action relating to the Shareholder Approval shall be deemed effective in accordance with applicable SEC rules and regulations. “Shareholder Approval” means the approval by the shareholders of the Company, in accordance with Applicable Law and the Texas Business Organizations Code, of the issuance of all Shares issuable pursuant to this Agreement, including any potential issuance of Shares requiring approval by the shareholders in order to comply with the Listing Rules of Nasdaq.

(c) Performance by the Company. The Company shall have performed, satisfied, and complied in all material respects with all applicable covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior the applicable Condition Satisfaction Date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by this Agreement.

(e) No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted for trading on the Principal Market and all of the Common Stock issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market. The issuance of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market.

(f) Authorized. There shall be a sufficient number of authorized and unissued and otherwise unreserved Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice during the Commitment Period.

(i) Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

By accepting an Advance Notice, the Investor hereby certifies that the representations and warranties set forth in Article IV remain true and correct in all material respects as of the date of such Advance Notice. The Investor further acknowledges that, upon the Company’s request, the Investor shall promptly provide a signed written certification in a form reasonably satisfactory to the Company, confirming the accuracy of such representations and warranties. The failure of such representations and warranties to remain true, or the failure of the Investor to provide such written certification upon request, shall constitute an event of default under this Agreement.

ARTICLE VII

TERMINATION

7.1 Termination.

(a) Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically with respect to an Investor on the earlier date of: (i) the date on which such Investor shall have made payment of Advances pursuant to this Agreement for Common Stock equal to their respective portion of the Commitment Amount; and (ii) the expiration of the Commitment Period. The Agreement shall remain in effect for any remaining Investors until the full Commitment Amount has been utilized or the Agreement is otherwise terminated in accordance with its terms.

(b) The Company may terminate this Agreement with respect to any specific Investor (i) effective upon five (5) Trading Days’ prior written notice to such Investor, without liability or penalty, provided that there are no outstanding Advance Notices under which any Shares have yet to be issued to such Investor; or (ii) immediately upon written notice if (A) such Investor materially breaches any representation, warranty, or covenant under this Agreement or fails to comply with any applicable securities laws or the Listing Rules of Nasdaq, if applicable, or (B) such Investor becomes subject to any bankruptcy, insolvency, or similar proceeding.

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(c) This Agreement may be terminated at any time by the mutual written consent of the Company and the affected Investor(s), effective as of the date of such mutual written consent unless otherwise provided therein. The termination of this Agreement with respect to any Investor shall not affect the obligations of the remaining Investors under this Agreement.

(d) Nothing in this Section 7.1 shall be deemed to release any Investor from liability for any prior breach of this Agreement or to impair the Company’s right to seek injunctive relief, damages, or other equitable remedies, including the right to compel specific performance of such Investor’s obligations under this Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification by Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of each Investor’s other obligations under this Agreement, each Investor, severally and not jointly, shall indemnify, defend, and hold harmless the Company and its affiliates, officers, directors, shareholders, employees, agents, successors, and assigns (collectively, the “Company Indemnitees”), from and against any and all claims, liabilities, losses, damages, penalties, costs, and expenses, including, without limitation, reasonable and documented attorneys’ fees and expenses (collectively, “Indemnified Liabilities”), incurred by any Company Indemnitee arising out of, resulting from, or relating to: (i) any misrepresentation or breach of any representation, warranty, or covenant made by the Investor in this Agreement or any certificate or document delivered pursuant hereto; (ii) any violation or alleged violation of applicable securities laws, stock exchange rules, or other legal requirements by the Investor in connection with its sale, disposition, or transfer of the Shares; and (iii) any claim brought against the Company as a result of the Investor’s failure to comply with its obligations under this Agreement or any misrepresentation made to third parties regarding the Investor’s interest in the Shares. To the extent that the foregoing indemnification may be unenforceable under applicable law, the Investor shall contribute the maximum amount permissible under applicable law to the payment and satisfaction of any Indemnified Liabilities.

8.2 Indemnification by Company. Subject to the limitations set forth herein, the Company shall indemnify and hold harmless the Investor, its affiliates, officers, directors, managers, members, partners, employees, and agents (collectively, the “Investor Indemnitees”) from and against any Indemnified Liabilities incurred by the Investor Indemnitees solely to the extent arising from: (i) any material misrepresentation or breach of any material representation or warranty expressly made by the Company in this Agreement; (ii) any failure by the Company to comply with its SEC reporting obligations necessary to maintain the registration of the Shares, provided such failure is not due to any act or omission of the Investor; and (iii) any violation by the Company of federal or state securities laws in connection with the offer and sale of the Shares, excluding any such violations resulting from actions or omissions by the Investor. Notwithstanding the foregoing, the Company’s indemnification obligations shall not apply to any losses arising from changes in market conditions, actions or omissions of the Investor, or any misrepresentations made by the Investor in connection with its participation under this Agreement.

8.3 Notice of Claim. Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding, including, without limitation, any governmental action, involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification is to be made under this Article IX, deliver written notice of the commencement thereof to the indemnifying party. Failure to promptly notify the indemnifying party shall not relieve it of liability hereunder except to the extent that such failure materially prejudices the indemnifying party’s ability to defend the claim. The indemnifying party shall have the right to assume control of the defense of such action with mutually agreed counsel; provided, however, that the Indemnitee shall have the right to retain its own counsel at its own expense if separate representation is required due to a conflict of interest. The Indemnitee shall cooperate fully with the indemnifying party in defense of any such claim. No indemnifying party shall be liable for any settlement of any claim without its prior written consent, which shall not be unreasonably withheld.

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8.4 Remedies. The indemnification remedies provided in this Article IX shall be the sole and exclusive remedies available to the parties hereto with respect to the subject matter herein and shall survive the expiration or termination of this Agreement.

8.5 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to any other party for any punitive, special, incidental, or consequential damages, except to the extent such damages are awarded to a third party in connection with a third-party claim for which indemnification is provided under this Agreement. The total indemnification liability of the Company under this Agreement shall not exceed the aggregate amount of proceeds received from the Investors.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusive Agreement. Notwithstanding anything contained herein, this Agreement is non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares, convertible notes, bonds, debentures, options to acquire shares, or other securities or other facilities which may be converted into or replaced by Common Stock or other securities of the Company, and to extend, renew, or recycle any bonds or debentures, or grant any rights with respect to its existing or future share capital.

9.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

9.3 Notices. Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.1, any notice, request, instruction, consent, or other communication to be given hereunder by any party hereto to the other parties shall be in writing and shall be deemed duly given when delivered personally or one (1) business day after being sent by overnight courier or three (3) business days after being sent by registered or certified mail, postage prepaid, or when sent by email transmission, to the addresses or e-mails as provided by the other parties or to such other Persons as may be designated in writing in accordance with this Section by the party to receive such notice.

9.4 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

9.5 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective Affiliates, and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement; provided, however, in the event of the admission of additional investors pursuant to a Joinder Agreement, Schedule 2.1 shall be automatically amended and incorporated into this Agreement without the need for further action by the parties to reflect the addition of the additional investor’s name and the portion allocated to such investor, and such investor shall be bound by all terms and conditions set forth in this Agreement.

9.6 Further Assurances. Each party hereto agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions as may be reasonably necessary or appropriate to carry out the provisions and purposes of this Agreement and to comply with all applicable legal and regulatory requirements, including without limitation, providing additional documentation required to satisfy the conditions of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, or any other applicable exemptions from registration, if applicable.

9.7 Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY

INNO HOLDINGS INC.,
a Texas corporation

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	CEO

Signature Page to Standby Equity Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INVESTOR

/s/ [############################]
[############################]

Signature Page to Standby Equity Purchase Agreement

SCHEDULE 2.1

INVESTOR ALLOCATION

(See attached.)

S.2.1-1

EXHIBIT A

FORM OF ADVANCE NOTICE

INNO HOLDINGS INC.

Dated:	Advance Notice Number: ____

The undersigned ,__________, hereby certifies, with respect to the sale of Common Stock of Inno Holdings Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement dated as of January 28, 2025 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.	The undersigned is the duly elected _________ of the Company.

2.	The Company has complied with all applicable securities laws, including Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D, and has obtained the necessary investment representations from the Investor.

3.	The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.	The number of Advance Stock the Company is requesting is_____________.

5.	The Common Stock Price is __________.

The undersigned has executed this Advance Notice as of the date first set forth above.

INNO HOLDINGS INC.

By:

Please deliver this Advance Notice by email to:

Email: __________________

Attention: __________________

Confirmation Telephone Number: __________________

A-1

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

INNO HOLDINGS INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Number of Advance Stock requested in the Advance Notice:

2.	Common Stock Price:

3.	Number of Advance Stock due to the Investor:

4.	Total Purchase Price due to Company:

B-1

EXHIBIT C

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made entered into and made effective as of ______________, 202__, by and between INNO HOLDINGS INC., a Texas corporation (the “Company”), and the undersigned investor (the “Investor”), with respect to that certain Standby Equity Purchase Agreement dated as of January 28, 2025 (the “SEPA”).

1. Joinder. By signing below, the Investor acknowledges and agrees to be bound by all the terms and conditions of the SEPA as if the Investor were an original signatory thereto. The Investor Allocation in Schedule 2.1 of the SEPA is hereby amended to include the undersigned Investor’s portion in the amount equal to $[*].

2. Investor’s Commitment. The Investor agrees to comply with the obligations, covenants, and terms set forth in the SEPA, and confirms that the Investor’s allocation, commitment, and other details, as applicable, will be incorporated into the SEPA. The Investor agrees to comply with the obligations, covenants, and terms set forth in the SEPA, and confirms that the Investor’s allocation, commitment, and other details, as applicable, will be incorporated into the SEPA.

3. Representation. The Investor represents that it has the authority to enter into this Agreement and that it has received a copy of the SEPA, and understands its terms, and is willing to be bound by them.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5. Execution. This Agreement may be executed in one or more counterparts, which together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

INVESTOR

[*]

ACCEPTED AND ACKNOWLEDGED:

COMPANY

INNO HOLDINGS INC.,
a Texas corporation

By:
Name:
Title:

C-1